UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 1, 2016, Tracee Gress resigned as the Chief Financial Officer of MVP REIT II, Inc., a Maryland corporation (the "Company") which resignation is effective as of June 14, 2016.
On June 1, 2016, the Board of Directors of the Company appointed Edwin H. Bentzen IV as the new Chief Financial Officer of the Company effective as of June 14, 2016.  From August 2013, Mr. Bentzen has been the Chief Financial Officer of Western Funding, Inc. a subsidiary of Westlake Financial Services, a company that specializes in sub-prime auto financing.  From January, 2013 to August, 2013, Mr. Bentzen was the Assistant Vice President of Finance for Western Funding and from October, 2010 through January, 2013, he was the corporate controller of Western Funding.
Previous to his experience at Western Funding, Mr. Bentzen served in the capacity of Financial Analyst from January 2006 to April 2007 and then as corporate controller from April 2007 to October 2010 of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., which are the owners of MVP Realty Advisors, LLC, the Advisor to the Company.
Mr. Bentzen received his BS in Hotel Administration from the University of Nevada Las Vegas in 1999 and his Masters of Science in Accountancy from the University of Nevada Las Vegas in 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2016
MVP REIT II, INC.
By: __/s/ Michael V. Shustek__
Michael V. Shustek
Chief Executive Officer